/Letterhead/

                      Schvaneveldt & Company
                   Certified Public Accountant
                275 East South Temple, Suite #300
                    Salt Lake City, Utah 84111
                          (801) 521-2392


Darrell T. Schvaneveldt, C.P.A.


                Consent of Schvaneveldt & Company



     I consent to the use, in this Form 10-KSB, of our report dated December 31, 1997, on the financial statements of Company, dated April 22, 1998.


/S/ Schvaneveldt & Company
Salt Lake City, Utah
August 14, 1998